EXHIBIT 10.13

GREENBRIER POINT

LEASE AGREEMENT

THIS LEASE made this 13th day of February, 2006 by and between GREENBRIER POINT PARTNERS, a Virginia limited partnership (herein called "Landlord") and Tactical Solution Partners, Inc., a Delaware corporation, (herein called "Tenant").

WITNESSETH THAT:

1.  PREMISES: In consideration of the rents and the mutual covenants contained herein Landlord does lease, unto Tenant, and Tenant hereby agrees to lease the following described office space (herein referred to as the "Premises") in the office building commonly known as ONE GREENBRIER POINT (hereinafter referred to as the "Building") situated at Greenbrier Point, 1403 Greenbrier Parkway, Chesapeake, Virginia 23320; and Landlord and Tenant further agreed as herein set forth.

The Premises leased to Tenant are located on the Fourth (4th) floor of the Building and are identified as SUITE 430. The agreed rentable area of the Premises is approximately 1,926 rentable square feet, subject to final measurement.

2.

COMPLETION OF IMPROVEMENTS AND TERM: Landlord agrees to proceed with the renovation the suite as per the attached plan using building standard materials, on or before the Commencement Date, at Landlord's sole cost and expense. If Landlord fails to substantially complete the Premises on or before April 1, 2006 (the “Commencement Date”), the Base Rental shall be abated for the period beyond the Commencement Date that Landlord fails to so substantially complete its obligations, less any portion of that period attributable to Tenant's delays as more particularly described in the Work Letter, attached as Exhibit B (the “Floor Plan”). In no event shall Landlord's inability or failure to deliver possession of the Premises to Tenant by such time entitle Tenant to receive damages or to cancel this Lease or otherwise affect Tenant's obligations hereunder. Abatement of Base Rental shall be in full settlement of any and all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy as of the Commencement Date.

The term of this Lease shall commence on the Commencement Date and shall continue for a period of Five (5) years thereafter provided that the first year of the term shall include any partial calendar month occasioned by the Commencement Date being on a day other than the first day of the month.

3.

RENTAL: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord Suite number 430 measuring approximately 1,926 rentable square feet, (hereinafter called "demised premises"), on the forth floor of the office building known as Greenbrier Point

(hereinafter called "Building") at 1403 Greenbrier Parkway in Chesapeake, Virginia, for the term of five (5) years beginning on April 1, 2006 at the rental of:

For the period from April 1, 2006 through March 31, 2007, Two Thousand Nine Hundred Sixty Nine and 25/100 Dollars ($2,969.25) per month; and,

For the period from April 1, 2007 through March 31, 2008, Three Thousand Eighty Eight and 02/100 Dollars ($3,088.02) per month; and,

For the period from April 1, 2008 through March 31, 2009, Three Thousand Two Hundred Eleven and 54/100 Dollars ($3,211.54) per month; and,

For the period from April 1, 2009 through March 31, 2010, Three Thousand Three Hundred Forty and 00/100 Dollars ($3,340.00) per month; and

For the period from April 1, 2010 through March 31, 2011, Three Thousand Four Hundred Seventy Three and 60/100 Dollars ($3,473.60) per month;

payable in advance without demand and without set-off, on the first day of each and every month during said term at Agent's office, Davenport Group Real Estate, Inc. 1206 Laskin Road, Suite 150, Virginia Beach, Virginia 23451, unless and until Tenant is otherwise notified in writing by Landlord.

Tenant agrees to pay the adjusted monthly base rent on the first day of each and every month for the following twelve (12) month period or for those months remaining in said period.

(c)

Should Tenant fail to pay "Rental" (as defined below) within ten (10) calendar days of the due date, Tenant shall pay a late charge of One Hundred and 00/100 Dollars ($100.00) to defray Landlord's administrative costs in collecting such amount, together with interest at Bank of America prime plus 5% on the amount of Rental which is past due. As used in this Lease, "Rental" shall include Base Rental and all additional sums, costs and charges due hereunder, hereinafter called "Additional Rental.

(d)

If the Commencement Date occurs on a day other than the first day of a calendar month, such partial calendar month shall be deemed part of the first year of the term and the Base Rental for such partial calendar month shall be prorated on the basis of the actual number of days in said month.

4.

SECURITY DEPOSIT: Upon execution of the Lease, Tenant shall pay a security deposit in the amount of $2,969.25 to Landlord hereinafter "Security Deposit." Said security deposit shall be paid in cash or by certified check, and Landlord shall not be required to maintain said deposit in a separate account or to pay Tenant interest thereon. Landlord may at any time during the term hereof, and thereafter, deduct from said security deposit any Rental or other sums due hereunder including but not limited to the costs of repairing any damage to the Premises and costs of cleaning same if Tenant fails to do so as herein provided. The use, application or retention of the security deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the security deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant shall restore any portion of the security deposit so applied by Landlord during the term hereof to its original amount with ten (10) days following notice from Landlord. Within thirty (30) days following the expiration of the term of this Lease and surrender of the Premises by Tenant to Landlord, the balance of the security deposit then remaining, if any, shall be returned to Tenant. Landlord shall be completely relieved of liability under this paragraph or otherwise with respect to the security deposit after Landlord has returned same to the original Tenant named in this lease. Landlord shall have the right to transfer the security deposit to any transferee of the Building or interest therein, and in such event Landlord shall be released by Tenant from all liability for the return of the security deposit.

5.

ESTOPPEL CERTIFICATE, SUBORDINATION AND ATTORNMENT: This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all leases of the entire Building and/or the land on which the Building is located ("herein called "Land") now or hereafter existing and to all deeds of trust, mortgages, assignments of rent and leases, UCC financing statements and other security agreements, which may now or hereafter affect the Land and/or the Building and to all renewals, modifications, replacements and extensions of such leases and such deeds of trust, mortgages and other security agreements. At the request of any successor to the title or any interest of Landlord, Tenant shall attorn to such successor. This paragraph shall be self-operative and no further instrument of subordination or attornment shall be required. In confirmation of such subordination or attornment, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the landlord under any such lease or the holder of any such deed of trust or any of their respective successors in title or interest may reasonably request to evidence same. In addition, Tenant shall promptly execute, acknowledge and deliver such certificate as to the status of this Lease as Landlord, the landlord under any such lease, or the holder of any such security deed, their successor in title or interest may reasonably require. Tenant agrees to make such reasonable modifications to this Lease as may be required in connection with the obtaining of financing or refinancing of the Building and/or land on which the Building is located or any portion thereof or interest therein respectively.

6.  USE: The Premises shall be used for general office and executive use and for no other purposes whatsoever. The Premises shall not be used for any illegal purposes; nor in violation of any regulation of any governmental body; nor in any manner to create any nuisance or trespass; nor in any manner in which would deface or injure the building; nor in any manner to vitiate the insurance or increase the rate of insurance on the Building.

Tenant shall not violate, or permit the violation of, any condition imposed by an insurance policy then issued in respect of the Land, the Building and/or the property therein and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Land, the Building or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Land, the Building or the property therein in amounts reasonably satisfactory to Landlord.

If, by reason of any failure of Tenant to comply with the provisions of this paragraph, the premiums on Landlord's or any other tenant's insurance on or in respect of the Land, the Building and/or property therein shall be higher than they otherwise would be, Landlord may upon written notice to Tenant either terminate this Lease or pay said premium increases on behalf of Tenant, in which event Tenant shall reimburse Landlord, on demand.

Tenant shall, at its sole expense, maintain at all times during the term of this Lease public liability insurance in respect of the Premises and the conduct or operation of business therein, naming Landlord as an additional insured, with waiver of subrogation and with limits of not less than $2,000,000 combined single limit for bodily injury or death and property damage, to any number of persons in any one occurrence together with "All Risk" insurance for the full replacement cost of all of Tenant's personal property on the premises. Unless this Lease is terminated upon damage or destruction, the proceeds of such insurance will be used to restore the foregoing. Tenant shall promptly deliver to Landlord and any additional named insured such fully paid for policies or certificates of such policies issued by duly authorized agents of the carriers in question, at least ten (10) days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional named insured such renewal policy at least thirty (30) days before the expiration of any existing policy All such policies shall be issued by companies satisfactory to Landlord and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional named insured are given at least thirty (30) days' prior written notice of such cancellation or modification, including, without limitation, any cancellation resulting from the non-payment of premiums.

7.  TENANT'S ACCEPTANCE: Unless otherwise agreed in writing, by taking possession thereof, Tenant shall be conclusively deemed to have accepted the Premises in their condition and as suited for the use intended by Tenant. Landlord shall not be required to make any repairs or improvements to the Premises except any structural repairs to the Building necessary for safety and tenantability. It is agreed that Landlord will allow Tenant to provide a punch list of items that may need attention after the date of occupation. All items listed on said punch list will be rectified within a period of thirty (30) days, to Tenant's satisfaction.

8.  TENANT’S WORK: Tenant, at its expense, shall promptly make such repairs as shall be required by reason of (a) the performance or existence of Tenant's Work (which shall consist of all work performed by or at the expense of Tenant pursuant to Tenant's Plans, as first approved by Landlord, exclusive of Landlord's Work), (b) Tenant's (or its agents', employees' or invitees',) use or operation of the Land, the Building and/or the Premises, (c) the moving of Tenant's property in or out of the Building, or (d) the misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, invitees or contractors; but Tenant shall not be responsible, and Landlord shall be responsible, for any of such repairs as are required by reason of the willful or negligent acts of Landlord, its employees, agents or contractors. Tenant, at its expense, shall replace all scratched, damaged, or broken doors and glass in and about the Premises and shall be responsible for all repairs, maintenance and replacement of wall and; floor coverings in the Premises excluding all exterior walls, glass, etc., and all common areas and for the repair and maintenance of all sanitary and electrical fixtures and equipment herein. All alterations, additions, and improvements to the Premises, including, but not limited to, Tenant's Work, which constitute "fixtures" under Virginia law shall become, upon completion, the property of Landlord. Tenant agrees to promptly report the cost of any such fixtures installed by Tenant to Landlord. Landlord shall furnish electric light bulbs or fluorescent tubes and ballasts in the fixtures at the time of the original letting of the premises, and Tenant shall furnish such tubes, bulbs or ballasts thereafter. Landlord agreed that all personal property such as modular furniture shall remain the property of Tenant at all times.

9. NOTICE OF DAMAGE: Tenant shall give prompt notice to Landlord of (a) any fire or other casualty in the Premises, (b) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (c) any damage to or defect in any parts or appurtenances of the Building's sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises or any part thereof of which Tenant has knowledge. Tenant shall indemnify and hold Landlord harmless for all liabilities, costs and expenses incurred by Landlord due or attributable to Tenant's failure to give such notice. Landlord shall have no repair obligations whatsoever absent such notice.

10. INSPECTIONS: With reasonable notice, Landlord may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants, to inspect the Premises to see that Tenant is complying with all obligations of Tenant hereunder, and to make repairs required by Landlord under the terms hereof or repairs or modifications to any adjoining space.

11. COMMON AREAS: Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, Landlord reserves from the Premises all of the Land and Building, including, without limitation, exterior Building walls, the roof, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, the space between hung ceilings and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof (specifically including the right to alter the same), as well as access thereto through the Premises for the purpose of operation, maintenance, alteration, decoration and repair.

12. DEFAULT: Should Tenant (a) fail to pay Base Rental or Additional Rental within five (5) days of the date same is due hereunder, or (b) fail, whether by action or inaction, to perform any of its obligations hereunder (other than in the payment of Rental) and should such failure continue and not be remedied as soon as possible after Landlord shall have given to Tenant a notice specifying the same, but in no event later than fifteen (15) days after such notice has been given, or (c) attempt to assign this Lease or sublet the Premises in contravention of the provisions hereof, or (d) abandon the Premises or cease to operate thereon, except a temporary cessation of operation as a result of a fire or other casualty and otherwise permitted by this Lease, then in any of said cases Tenant shall be in default hereunder and Landlord may exercise the remedies provided for in paragraph 13 hereof and may, in addition to, or in lieu thereof, invoke any and all remedies available to Landlord under the laws of the Commonwealth of Virginia, provided that Tenant shall not be released from liability hereunder as a result of such termination.

Should Tenant, make an assignment for the benefit of creditors, or file a voluntary petition under any bankruptcy or insolvency law or any law of like import, or should an involuntary petition be filed against Tenant under any bankruptcy or insolvency law, or any law of like import, and such petition is not dismissed within ninety (90) days after the filing thereof, or should a permanent receiver of Tenant, or of or for the property of Tenant, be appointed, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice specifying the same and if such default shall continue for ten (10) days after such notice is given, Landlord may give Tenant a notice terminating this Lease and Tenant's right of possession hereunder, and upon the giving of said notice of termination of this Lease and Tenant's right of possession hereunder, whether or not the term hereof shall theretofore have commenced, shall immediately terminate with the same effect as if that day were the final day of the term as specified in paragraph 2 hereof but Tenant shall remain liable for damages as provided in paragraph 13. Landlord will give written notice one time in each lease year.

13. LANDLORD'S REMEDIES: Upon the occurrence of a default pursuant to the provisions of paragraph 12, Landlord shall have the right, at Landlord's election, then or at any time thereafter, to exercise the following remedies:

(a)

Cure by Landlord. In the event of a default, Landlord may, at Landlord's option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant an opportunity to cure such default. Tenant covenants and agrees to pay to Landlord, within ten (10) days after demand, all advances, costs and expenses of Landlord in connection with making such payment or taking such action, including reasonable attorneys' fees, together with interest in the amount of the greater of: (i) ten percent (10%) per annum, or Bank of America prime plus five percent (5%).

(b)  Termination of Lease and Damages. In the event of a default, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and if such demand is refused,) recover possession of the Premises from Tenant. Tenant shall remain liable to Landlord for damages in an amount equal to any and all Rental and other sums that would be owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's reasonable expenses in connection with such recovery of possession or reletting. Landlord shall be entitled to collect and receive such damages from Tenant on the days which the Base Rental and other Rental would have been payable if this Lease had not been terminated. Alternatively, at the option of Landlord, Landlord shall be entitled to recover from Tenant, as damages and not as a penalty, an aggregate sum which represents the then excess, if any, of (i) the aggregate amount of the Rental due and reserved hereunder from the date of Tenant's default to the expiration date of the fully stated term hereof over (ii) the amount, if any, Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for the remainder of the Term as reduced by the estimated cost of terminating this Lease and entering, securing and reletting the Premises, including reasonable attorneys'

fees, commissions, alterations and repair costs, plus any other damages owed by Tenant to Landlord for events or actions occurring prior to the date of termination.

(c)

Repossession and Reletting. Upon a default by Tenant, Landlord may re-enter and take possession of the Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under, or through Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof or being deemed guilty of trespass, and without prejudice to any remedies for arrears in rent or breach of any of the covenants of this Lease. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any re-entry or reletting but not to include build out requested or required by a subsequent tenant, to exercise its right to terminate this Lease by giving Tenant written notice of termination, in which event the Lease will terminate on the date specified in the notice. After recovering possession of the Premises, Landlord may, from time to time, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions as Landlord, in its discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider appropriate to accomplish such reletting, but not to include build out requested or required by a subsequent tenant and Tenant shall reimburse Landlord upon demand for all costs and expenses, including reasonable attorneys' fees, that Landlord may incur in connection with such reletting. Landlord may collect and receive rents for such reletting but Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding Landlord's recovery of possession of the Premises, Tenant shall continue to pay Rent on the dates herein specified that would be payable hereunder if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises

(d)

If the Premises or any part thereof is relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting.

(e)

Any damages or loss of rent sustained by Landlord may be recovered by Landlord at Landlord's option, at the time of reletting, or in separate actions from time to time, or, at Landlord's option, may be deferred until the expiration of the term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the term.

(f)

Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity. The provisions contained in this paragraph shall be in addition to, and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of this Lease.

14.

BANKRUPTCY: If the Landlord shalt not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy as amended ("Bankruptcy Code"), then Tenant or any trustee for Tenant agrees promptly, within no more than fifteen (15) days upon request by Landlord to the Bankruptcy Court, to assume or reject this Lease and Tenant agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Court. In such event, Tenant or any trustee of Tenant may assume this Lease only if it (i) cures or provides adequate assurance that the Tenant or trustee of Tenant will promptly cure any default hereunder, and (ii) compensates or provides adequate assurance that the Tenant or trustee of Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant's default.

Fin

15.

INTENTIONALLY DELETED:

16.

NONLIABILITY, INDEMNIFICATION AND LIENS: Landlord, its agents, contractors and employees shall not be liable and Tenant hereby waives all claims and damages against said parties for any injury to or death of persons located on the Premises from any cause whatsoever except for gross negligence on behalf of the Landlord. All property of Tenant or others kept or stored by Tenant on the Premises shall be kept at Tenant's sole risk and Tenant hereby holds Landlord harmless for any and all damage to business resulting from any damage or loss of such property whatsoever except for gross negligence on behalf of Landlord, including but not limited to incidental or consequential damages.

Tenant shall promptly pay for any work done and material furnished for Tenant in or about the Premises except as may otherwise be provided herein, and shall not permit or suffer any lien to attach to either Landlords or Tenant's interest therein; and shall promptly cause any such lien or claim thereof to be released.

Tenant shall indemnify and save harmless Landlord, its parent and affiliate corporations and its and their partners, directors, officers, agents and employees from and against (a) any and all claims (i) arising from the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Premises during the term of this Lease or during the period of time, if any, prior the Commencement Date that Tenant may have been given access to the Premises. or (ii) arising from any act or omission of Tenant or any of its subtenant or licensees or its or their partners, directors, officers, agents, employees or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses.

17.

PERSONALTY OF TENANT: If Tenant shall fail to remove all its effects from the Premises upon any termination of this Lease, Landlord may, at its option, remove all or part of said effects in any manner that Landlord shall choose and may at its sole option either dispose of or store the same without liability to Tenant for loss thereof, and Tenant shall be liable to Landlord for all expenses incurred in such removal, disposal and/or storage of said effects.

18.

TENANT REMEDIES: Tenant shall look only to Landlord's estate and property in the Land and the Building (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals. disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

19.

NO ESTATE: This Lease shall create the relationship of Landlord and Tenant between the parties. No estate shall pass out of Landlord, and Tenant shall only have a usufruct which is not subject to levy and sale.

20.

SERVICES: Landlord shall provide janitorial services to the Premises five (5) days per week. From 8:00 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays, national holidays excepted, Landlord shall furnish (a) electrical service to the Premises for the lighting of the Premises to building standard light levels produced by building standard fluorescent lighting fixtures and for usual and normal small office machines and equipment utilizing 110 volt current and (b) seasonable air conditioning and heating to reasonable average temperatures, subject to applicable governmental regulation of such temperatures. Tenant recognizes that mechanical failure, mechanical irregularity or failure to anticipate changes in temperature may cause occasional temporary failure to provide such electrical service, heating or air conditioning, which shall not be deemed a default by Landlord hereunder. Landlord reserves the right to prohibit the installation of additional lighting fixtures, heat generating equipment, etc. unless and until arrangements are made by Tenant, acceptable to Landlord, to install supplementary air conditioning equipment on the Premises at Tenant's cost and expense. The costs of operation and maintenance of such additional lighting, equipment, machines and supplementary air conditioning equipment shall be paid as Additional Rent by Tenant with the monthly installments of Base Rental due hereunder at such reasonable rates as are established by Landlord. Should Tenant desire either electricity, heating or air conditioning at times when such services are not furnished by Landlord under the terms of the Lease, Landlord may, but shall not be required to, furnish such services as requested by Tenant, at Tenant's expense and at such hourly charge as is from time to time determined by Landlord. Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of services referred to in this paragraph, nor shall any such interruption of any of these services create any liability for Landlord, constitute an eviction, actual or constructive, of Tenant, or cause any abatement of Rental payable under this Lease or in any manner or for any purpose relieve Tenant from its obligations under this Lease provided Landlord shall use reasonable diligence in the restoration of such service. Landlord shall furnish electric light bulbs or fluorescent tubes and ballasts in the fixtures at the time of original letting of the Premises; Tenant shall furnish such tubes, bulbs, or ballasts thereafter.

21.

ASSIGNMENT AND SUBLETTING:

21.1

Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in the Lease or in the Premises without Landlord’s prior written consent. Landlord shall respond to Tenant's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of this Lease without the need for notice to Tenant under paragraph 13.1.

21.2

Tenant Affiliate. Notwithstanding the provisions of paragraph 21.1 hereof, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, such consent not to be unreasonably withheld to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Tenant Affiliate," provided that before such assignment shall be effective said assignee shall assume, in full, the obligations of Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Tenant, the consent of whom shall not be necessary.

21.3

Terms and Conditions of Assignment. Regardless of Landlord's consent, no assignment shall release Tenant of Tenant’s obligations hereunder or after the primary liability of Tenant to pay the Base Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may accept rent from any person other then Tenant pending approval or disapproval of such assignment. Neither a delay In the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or Estoppel of Landlord's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 21 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment in the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof. Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Tenant without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

21.4

Terms and Conditions Applicable to Subletting. Regardless of Landlord's consent the following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in sublease.

(a)

Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenants obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease.

Landlord shall not, by reason of this or any other assignment of such sublease to Landlord nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due and to become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against such subtenant or Landlord for any such rents so paid by said subtenant to Landlord.

(b)

No sublease entered into by Tenant shall be effective unless and until it has been approved in writing by Landlord. In entering into any sublease, Tenant shall use only such form of sublease as is satisfactory to Landlord, and once approved by Landlord, such sublease shall not be changed or modified without Landlord's prior written consent. Any subtenant shall by reason of entering into a sublease under this Lease be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Tenant other than such obligations as are contrary to or inconsistent with provisions contained In a sublease to which Landlord has expressly consented in writing.

(c) If Tenant's obligations under this Lease have been guaranteed by third parties, then a sublease and Landlord's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

(d) The consent by Landlord to any subletting shall not release Tenant from its obligations or alter the primary liability of Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under this Lease.

(e) The consent by Landlord to any subletting shall not constitute a consent to any subsequent subletting by Tenant or to any assignment or subletting by the subtenant. However, Landlord may consent to subsequent subletting and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or any one else responsible for the performance of this Lease, including the subtenant, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant.

(g) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, In which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease;

provided however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

(h) Each and every consent required of Tenant under a sublease shall also require the consent of Landlord.

(i) No sublease shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.

(j) Landlord's written consent to any subletting of the Premises by Tenant shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Landlord at the time.

(k) With respect to any subletting to which Landlord has consented, Landlord agrees to deliver a copy of any notice of default by Tenant to the subtenant. Such subtenant shall have the right to cure a default of Tenant within ten (10) days after service of said notice of default upon such subtenant and the sublease shall have a right of reimbursement and offset from and against Tenant for any such defaults cured by the subtenant.

21.5

Attorneys Fees. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do then Tenant shall pay Landlord’s reasonable attorneys fees incurred in connection therewith.

22.

DESTRUCTION OR DAMAGE:

(a)

Should the Premises or portion thereof be rendered untenantable by fire or other cause and such casualty occurs other than in the last year of the term of this Lease, then (i) if in Landlord's judgment the Premises, and any other portion of the Building concurrently rendered untenantable, cannot reasonably be rendered tenantable within one hundred eighty (180) days from the date of the fire or other cause of damage, then Landlord may by notice to Tenant, or Tenant may by way of notice to Landlord, terminate this Lease as to the untenantable portion, in which event Rental shall be abated (or, in the case of untenantability of a portion, Base Rental shall abate proportionately) from the date of such untenantability; or (ii) otherwise, or absent such termination, Landlord covenants and agrees to make repairs to render the Premises tenantable to the extent of the insurance proceeds available therefore, with reasonable promptness and dispatch, and to allow Tenant abatement in the Base Rental for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Tenant covenants and agrees that the terms of this Lease shall not be otherwise affected.

b)

In addition to Landlord's right to terminate this Lease as provided in subparagraph (a) hereof, if the Premises, or any other portion of the Building is materially damaged by fire or other casualty within the twelve (12) month period immediately prior to the end of the term of this Lease, Landlord may terminate this Lease as of the date of the fire or other casualty by giving Tenant written notice within thirty (30) days after the date of the fire or other casualty.

(c)

Landlord shall not be obligated to carry insurance of any kind on Tenant's property, and shall not be obligated to repair any damage to or replace Tenant's property.

23.

CONDEMNATION AND EMINENT DOMAIN:

(a)

If the whole, or substantially the whole of (i) the Premises or, (ii) the Building or, (iii) the Building's parking area shall be taken or condemned by any competent authority for any public or quasi-public use or purpose or is sold to the condemning authority in lieu of condemnation, then, and in that event, the term of this Lease shall cease and terminate from the date when the possession shall be required for such use or purpose, and the entire amount of the condemnation award shall be paid to the Landlord. Tenant shall have no right in and to such award or any portion thereof; such right, if any, being hereby expressly waived by Tenant. Base Rental, however, shall in such case be apportioned on the basis of the portion of the Premises taken or condemned.

b)

If less than the whole or substantially the whole of the Premises, the Building or the Building's parking area is taken or sold to the condemning authority in lieu of condemnation and if, after such partial taking, in Landlord's reasonable judgment, reconstruction of the Building and/or parking area is not economically justified (whether or not the Premises are affected thereby), Landlord may terminate this Lease by giving written notice to Tenant within sixty (60) days after Tenant is notified of the taking.

24.

ALTERATIONS AND IMPROVEMENTS: Tenant shall not cut, drill into, disfigure, deface or injure any part of the Premises or the Building, nor obstruct or permit any obstruction, alteration, addition, improvement, decoration or installation in the Premises or the Building without, in each and every instance, first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant shall give Landlord the opportunity to supervise any work. All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the movable property of the Tenant) made in or upon the Premises either by Tenant or Landlord shall be in accordance with all applicable laws, rules and ordinances and shall be Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise, without compensation to Tenant.

25.

WAIVERS: Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim in any action or proceeding for non-payment of Base Rental and/or Additional Rental.

26.

ATTORNEYS' FEES: Before, during and after the term hereof and thereafter, Tenant agrees to pay reasonable attorneys' fees and expenses Landlord incurs in enforcing any of the obligations of Tenant under this Lease, or in any litigation or negotiation in which the Landlord shall, without its fault, become involved through or on account of this Lease. Landlord agrees to do the same.

27.

ENTIRE AGREEMENT: This Lease contains the entire agreement of the parties and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect and no modifications or amendments to this Lease shall be valid unless in writing and signed by both parties hereto. Tenant represents, warrants and covenants that any financial statements heretofore hereinafter provided to Landlord in connection with this Lease are accurate and not materially misleading.

28.

TIME OF ESSENCE: Time is of the essence of this Lease.

29.

RULES AND REGULATIONS: The rules and regulations printed upon this instrument or attached hereto shall be and are hereby made a part of this Lease. Tenant, its officer, partners, employees, servants and agents, will perform and abide by said rules and regulations. and any amendments, modifications, additions or substitution to said rules and regulations as may be made from time to time by Landlord.

30.

HOLDING OVER: If Tenant remains in possession of the Premises at the expiration of the term of this Lease, it shalt be deemed to be a month-to-month Tenant at will. In such event, Tenant shalt pay to Landlord an amount as Rent equal to one hundred fifty percent (150%) of the Rent herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the end of the term of this Lease, and Tenant shall pay any and all damages sustained by Landlord on account thereof. The provisions of this paragraph shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

31.

SURRENDER OF PREMISES: Upon termination of this Lease for any reason whatsoever, Tenant shall surrender the Premises and keys thereof to Landlord in the same condition as at commencement of the term, natural wear and tear only excepted, and shall further, at Landlord's election, either surrender all fixtures or remove the same at Tenant's expense. Should Tenant holdover or otherwise refuse or fail to surrender the Premises upon the expiration of the lease term or earlier termination thereof, Tenant shall pay to Landlord on demand a sum equal to double the Base or Additional Rent due hereunder during such holdover period.

32.

NOTICES: All notices required or permitted under this Lease from one party to the other shall be on demand in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, and addressed: (i) to Landlord, at the address at which rent is payable hereunder or at such other address as Landlord may specify by notice to Tenant hereunder, and (ii) to Tenant at the Premises. All notices given in the foregoing manner shall be effective upon receipt, upon personal delivery, or upon attachment to the door at the main entrance of the Premises, as the case may be.

Davenport Group Real Estate, Inc.

1206 Laskin Road, Suite 150

Virginia Beach, VA 23451

33.

BROKER: Tenant covenants, warrants and represents that no broker(s) except Davenport Group Real Estate, the building management corporation, were instrumental in consummating this Lease and that Tenant had no conversation or negotiations with any broker except said broker(s) concerning the Leasing of the Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than said broker(s). Landlord shall pay any brokerage commissions due said broker(s) as per separate agreements between Landlord and said broker(s).

34.

PARTIES: "Landlord" as used in this Lease shall include Landlord, its representatives, assigns and successors in title to the Premises. "Tenant" shall include Tenant, its representatives, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sub-tenants, as to the Premises covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties. The "Tenant" shall not include the principals of the corporation in their individual capacities.

35.

PARKING SPACES: Tenant shall have the right to use on a non-assigned basis parking space in the Building's parking area solely for the parking of automobiles and vans in connection with the use of the Premises, subject to the following provisions. Tenant shall (and shall cause it agents, employees and invitees to) abide by such rules and regulations for parking used as Landlord may from time to time impose. Tenant shall require its agents and employees to abide by any rules and regulations and shall furnish Landlord, if requested, with the license numbers of any vehicle which will be occupying parking spaces. If Landlord determines as a result of responsible study that a parking problems exists at the Building, and that Tenant, its employees, invitees or agents are responsible in whole or in part for such problem, Landlord may, if Tenant does not reduce its usage to such number as Landlord designates upon thirty (30) days written notice, design and implement a reasonable plan to solve such problems and charge to Tenant as additional rent its reasonable share (based upon the degree to which Tenant contributes to the problem) of the cost of such plan. To determine the extent and cause of any parking problem, Landlord may assign parking spaces, install a gate system or take other reasonable measures. Landlord reserves the right to charge for use of parking spaces at such reasonable rates as Landlord shall from time to time establish.

36.

RELOCATION: At Landlord's option, to be exercised by notice to Tenant, Landlord may designate any other place in the Building to be occupied by Tenant in lieu of the present office space designated on Exhibit A, provided such space has approximately the same rentable area and is of substantially the same kind, quality and access and tenant has approved the plan for the designated space, such approval not to be unreasonably withheld. Such notice may be given after the Commencement Date (as defined in paragraph 2) only if the Premises contains less than 5,000 rentable square feet. In such event, such notice shall set forth the effective date of such designation, which shall be at least thirty (30) days after such notice is given. On such effective date Tenant shall vacate and surrender possession of the original Premises and occupy the space designated in such notice. Prior to such effective date, the space so designated shall be completed in accordance with Exhibit A, except that Landlord, at its sole cost and expense, shall amend Tenant's Plans (as defined in Exhibit A) to conform to the space so designated. Landlord shall pay all costs and expenses of relocation of Tenant. Landlord and Tenant agree that Landlord shall have a one time right only in terms of this clause to relocate Tenant.

37.

CONTROLLING LAW AND SEVERABILITY:

(a)

This Lease shall be construed in accordance with the laws of the Commonwealth of Virginia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Captions hereof are for convenience only and are not a part of this Lease.

(b)

The invalidity, legality or the enforceability of any provision hereof, in whole or as applied to particular circumstances, shall not affect the validity, legality or enforceability thereof as otherwise applied or of any other provisions hereof.

38.

INCONTESTABILITY OF STATEMENTS: Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of thirty (30) days after receipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

39.

REMEDIES CUMULATIVE: All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any such right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of such right or remedy.

40.

SPECIAL STIPULATIONS: Insofar as special stipulations in the separately executed riders hereto, if any, conflict with any of foregoing provisions, the special stipulations shall control.

41.

EXIHIBITS:

Exhibit A – Building's Rules and Agreed Regulations

Exhibit B – Floor Plan

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

LANDLORD:

GREENBRIER POINT PARTNERS, L.P.
A Virginia Limited Partnership

By GREENBRIER POINT CORPORATION
GENERAL PARTNER

/s/ Kevin C. Lefcoe, Pres.
Its: President

TENANTS:

Tactical Solution Partners, Inc., a Delaware Corporation

By:	/s/ Charley Wall
Charley Wall, President & CEO

EXHIBIT A

BUILDING'S RULES AND AGREED REGULATIONS

1.

Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by any tenant for any purpose other than ingress and egress to and from the premises and for going from one to another part of the building.

2.

Plumbing, fixtures and appliances shalt be used only for the purposes for which designated, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by him, and Landlord shall not in any case be responsible therefore.

3.

No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building except of such color, size and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by the building maintenance personnel nor shall any part of the Building be defaced by Tenant. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4.

Landlord will provide and maintain an alphabetical directory board for all tenants in the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.

Landlord shall provide all locks for doors in each tenant's premises, and no tenant shall place any additional lock or locks on any door in its leased area without Landlord's prior written consent, which will not be unreasonably withheld or delayed. Two (2) keys to the locks on the doors in each tenant's premises shall be furnished by Landlord to each tenant, and the tenants shall not have any duplicate keys made.

6.

With respect to work being performed by tenants in any premises with the approval of Landlord, all tenants will refer all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephone, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

7.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky materials, merchandise, or materials which require use of elevators, stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangements initiated by tenant will include determination by Landlord, and subject to his decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from the time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for a tenant.

8.

Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall, in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by taking or putting out any property of Tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such Tenant.

9.

Tenant shall notify the Building Manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Building Manager, after written permission from the Landlord. Persons employed to move such property must be acceptable to Landlord.

10.

Corridor doors, when not in use, shall be kept closed.

11.

Each tenant shall cooperate with Landlord's employees in keeping premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel without Landlord's prior written consent, which will not be unreasonably withheld or delayed. Landlord shall be in no way responsible to Tenant, its agents, employees, or invitees for any loss of property from the Premises or public areas or for any damages to any property thereon from any cause whatsoever.

12.

To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by person appointed or approved by Landlord in writing.

13.

Should Tenant require telephonic, system or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without Landlord's prior written permission.

14.

Tenant shall not make or permit any improper noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

15.

Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds or animals shall be brought into or kept in or about Tenant's area.

16.

No machinery of any kind shall be operated by any tenant in its premises without the written consent of Landlord, which will not be unreasonably withheld or delayed, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance.

17.

No portion of any tenant's premises shall be at any time be used or occupied as sleeping or lodging quarters. Tenant's visitors shall be restricted to tenant's demised premises, no waiting or loitering of visitors will be allowed in common areas of the Building.

18.

Should any conditions of tenant's occupancy in the Building necessitate additional security be employed by Landlord for the safety and protection of tenants in the Building, such determination to be made at the sole discretion of Landlord, tenant will bear the cost of such additional security.

19.

Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

20.

Landlord will not be responsible for lost or stolen personal property, money or jewelry from Tenant's premises, fitness facility or other public areas regardless of whether such loss occurs when the area is locked against entry or not.

21.

Toilets, showers and other like apparatus shall be used only for the purpose for which they were constructed. Any and all damage from misuse by Tenant shall be borne by Tenant.

EXHIBIT B

FLOOR PLAN

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